Exhibit 23.2






                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of CalEnergy Company, Inc. on Form S-3 of our reports dated June 7, 1996 on the financial statements of BN Geothermal, Inc., Conejo Energy Company, San Felipe Energy Company and Niguel Energy Company incorporated by reference in the Registration Statement and to all references to our Firm included in this Registration Statement.


                                                        /s/ Arthur Andersen LLP

                                                            ARTHUR ANDERSEN LLP



Orange County, California
July 12, 1996